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                                   Exhibit 3


                             ARTICLES OF AMENDMENT
                                      OF
                           ANSON SAVINGS BANK, INC.



The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

     1.   The name of the corporation is Anson Savings Bank, Inc.

     2. The Articles of Incorporation of the corporation are hereby amended by replacing Article I to reflect the name of the Corporation to be Anson Bank & Trust Co.

     3. The foregoing amendment was adopted on the 18th day of January, 2000, by shareholder action pursuant to Section 55-10-06 of the General Statutes of North Carolina.

     This the 19th day of January, 2000.


                                   ANSON SAVINGS BANK, INC.



                                   By:  /s/ Eugene M. Ward
                                        ------------------

                                        President and Chief Executive Officer



     Prepared by and return to:
     --------------------------
     Anthony Gaeta, Jr., P.A.
     808 Salem Woods Drive, Suite 201
     Raleigh, NC 27615
     Telephone: 919-845-2558